SECOND AMENDMENT TO STANDARD LOAN AGREEMENT

THIS SECOND AMENDMENT TO STANDARD LOAN AGREEMENT (this “Amendment”), dated as of April __, 2007, is entered into by and between BANK OF AMERICA, N.A. (the “Bank”) and POINT.360, INC., a California corporation (the “Borrower”), with reference to the following facts:

RECITALS

A. The Bank and the Borrower are parties to a Standard Loan Agreement, dated as of March 29, 2006, as amended by the First Amendment to Standard Loan Agreement dated as of March 15, 2007 (collectively, the “Loan Agreement”), pursuant to which the Bank has provided a revolving line of credit to the Borrower.

B. The Borrower breached the provisions of Section 9.2(i) of the Loan Agreement (the “Breach”) by failing to deliver its internally-prepared financial statements for the fourth fiscal quarter of the Borrower’s fiscal year 2006 to the Bank within sixty days after the end of that fiscal quarter. The Borrower, however, cured the Breach by delivering audited financial statements to the Bank for the Borrower’s fiscal year 2006 on March 2, 2007, which audited financial statements contain the financial information for the fourth fiscal quarter of the Borrower’s fiscal year 2006. The Bank has the discretion under Section 10.12 of the Loan Agreement to allow the cure of the Breach and not consider the Breach an Event of Default if the Breach is capable of being cured and is in fact cured within thirty days after its occurrence. As a result of the Borrower’s cure of the Breach by delivering its audited financial statements for its fiscal year 2006 to the Bank on March 2, 2007, the Bank is willing to confirm in this Amendment that the Breach did not cause an Event of Default.

C.  The Borrower has advised the Bank that the Borrower wishes to enter into a tender offer and merger agreement (the “Merger Agreement”) with DG FastChannel (“DG”) pursuant to which:

(i)  the Borrower will form a new corporation (“Newco”) and transfer to Newco all of the assets and liabilities of the Borrower other than those associated with the Borrower’s so-called “ADS” business;

(ii)  The Borrower will distribute shares of Newco to the Borrower’s shareholders other than DG (the “Newco Spinoff”);

(iii)  DG will launch a tender offer conditioned upon completion of the Newco Spinoff to purchase all of the common shares of the Borrower not already owned by DG;

(iv)  assuming at least 51% of the common shares of the Borrower not already held by DG are tendered to DG in response to DG’s tender offer, the Borrower will merge with and into DG, and the Borrower will cease to exist as an entity.

(The transactions referred to in clauses (i) through (iv) above hereinafter are referred to collectively as the “DG Merger Transactions”.)

D. Pursuant to the terms of the Loan Agreement, the Borrower may not complete the DG Merger Transactions without the Bank’s prior written consent.

E. The Bank is willing to consent to the Borrower’s consummation of the DG Merger Transactions as set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1. Defined Terms. Any and all initially-capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) without definition shall have the respective meanings assigned thereto in the Loan Agreement.

2. Confirmation of No Default. The Bank hereby acknowledges and confirms that the Breach did not cause an Event of Default.

3. Consent to DG Merger Transactions. Notwithstanding anything to the contrary set forth in the Loan Agreement (including, without limitation, in Section 9.9 (the maintenance of assets covenant), Section 9.10 (the investments covenant), Section 9.13 (the change in control covenant), or Section 9.14(a) (the merger and other business combinations covenant)), the Bank hereby agrees that the Borrower may enter into the Merger Agreement with DG and consummate each of the DG Merger Transactions, so long as (a) all of the Borrower’s obligations to the Bank under the Loan Agreement and (b) all of the Borrower’s term loan obligations to General Electric Capital Corporation are paid in full prior to the consummation of the merger of the Borrower with and into DG.

4. Conditions Precedent. The effectiveness of this Amendment shall be contingent upon the satisfaction of each of the following conditions:

(a) This Amendment. The Bank shall have received this Amendment, duly executed by an authorized officer of the Borrower;

(b) DG Acknowledgment. The Acknowledgment of DG attached to the end of this Amendment shall have been executed by a duly authorized officer of DG; and

(c) The Guarantor’s Acknowledgment. The Acknowledgment of Guarantor attached to the end of this Amendment shall have been executed by a duly authorized officer of International Video Conversions, Inc.

5. Reaffirmation and Ratification. The Borrower hereby reaffirms, ratifies and confirms its obligations to the Bank under the Loan Agreement, acknowledges that all of the terms and conditions in the Loan Agreement remain in full force and effect, and further acknowledges that the security interest granted to the Bank in the Collateral described in the Security Agreement dated as of March 29, 2006 by and between the Borrower and the Bank is valid and perfected.

6. Integration. This Amendment constitutes the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

7. Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement.

8. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws (as opposed to the conflicts of law principles) of the State of California.

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amendment by their respective duly authorized officers as of the date first above written.

BANK OF AMERICA, N.A.

By:
Daniel M. Timmons Vice President

POINT.360, a California corporation

By:
Alan R. Steel Executive Vice President, Finance and Administration and Chief Financial Officer

ACKNOWLEDGMENT OF DG

The undersigned hereby acknowledges and agrees to the terms and conditions of the attached Amendment, including the conditions to the Bank’s consent to the Merger Transactions set forth in Sections 3 and 4 of the Amendment.

Dated: As of April __, 2007

DG FASTCHANNEL

By:

Scott Ginsburg
Chairman and Chief Executive Officer

ACKNOWLEDGMENT OF GUARANTOR

The undersigned (the "Guarantor") hereby acknowledges and agrees to the amendment of the Loan Agreement contained in the attached Amendment, acknowledges and reaffirms its obligations owing to the Bank under its Continuing and Unconditional Guaranty dated as of March 29, 2006, and agrees that such guaranty is and shall remain in full force and effect, notwithstanding the Amendment. Although the Guarantor has been informed of the matter set forth herein and has acknowledged and agreed to the same, the Guarantor understands that the Bank has no obligation to inform the Guarantor of such matter in the future or to seek the Guarantor’s acknowledgement or agreement to future amendments to the Loan Agreement, and nothing herein shall create such a duty.

Dated: As of April __, 2007

INTERNATIONAL VIDEO CONVERSIONS, INC.,
a California corporation

By:

Alan R. Steel
Chief Financial Officer